Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	Fax: 804/330-1777
E-mail: invest@tredegar.com	E-mail: nbellamy@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR CORPORATION ANNOUNCES ACQUISITION OF AACOA, INC.

RICHMOND, Va., October 1, 2012 – Tredegar Corporation (NYSE:TG) announced today that its subsidiary, The William L. Bonnell Company, Inc. (“Bonnell Aluminum”), has acquired 100% ownership of AACOA, Inc. (“AACOA”), a leading manufacturer of aluminum extrusions in North America.  The approximate purchase price of $50.8 million was funded using financing under Tredegar’s existing $350 million credit facility.  Tredegar expects the acquisition to be accretive in the first year following the acquisition.

The acquisition will add fabrication capabilities to Bonnell’s current array of products and services while providing AACOA with large press capabilities and enhanced geographic sales coverage in a variety of end-use markets.

AACOA is a premier Midwestern manufacturer of aluminum extrusions with a full range of value-added capabilities and a reputation for outstanding product quality and customer service.  Originally established as an anodizing company, AACOA is widely regarded as an industry leader in the anodizing process with exceptional manufacturing expertise in this area.  Its primary markets include consumer durables, machinery and equipment, and transportation.  The company, with approximately 500 employees, is headquartered in Elkhart, Indiana and operates production facilities in Elkhart and Niles, Michigan.

Commenting on the acquisition, Duncan Crowdis, president of Bonnell Aluminum, said, “We have been actively searching for an acquisition that meets our stated goals for expanding into markets outside of building and construction.  In AACOA, we found a top-quality manufacturer that will help us move toward our strategic objectives for both growth and diversification.  By leveraging our combined capabilities in extruding, anodizing, and fabrication, we will be able to offer high-quality products and services to a large base of customers and have the opportunity to profitably grow in attractive industry segments.”

Tredegar Corporation Announces Acquisition of AACOA, Inc.

Nancy Taylor, president and CEO of Tredegar Corporation, added, “The acquisition, our second in a year, demonstrates Tredegar’s commitment to our strategy of growth and market diversification within the manufacturing sector.  I firmly believe that the combination of Bonnell Aluminum and AACOA strengthens even further the capabilities of both and will bring value to our customers.”

Dan Formsma, president of AACOA, stated, “We are thrilled to join forces with Bonnell Aluminum, a market leader in the aluminum extrusions industry.  Our customers will benefit from Bonnell Aluminum’s broad footprint and array of products and services.  The strong strategic fit extends to our similar customer-centric cultures and values, and this move provides an excellent platform for us to grow the business together.”

Tredegar was advised by Brookwood Associates in Atlanta, Georgia.

About Tredegar Corporation:

Tredegar Corporation is primarily a manufacturer of plastic films and aluminum extrusions.  A global company headquartered in Richmond, Virginia, Tredegar had 2011 sales of $798 million.  With approximately 2,000 employees, the company operates manufacturing facilities in North America, South America, Europe, and Asia.   Additional information regarding Tredegar Corporation is available at www.tredegar.com.

Tredegar Corporation Announces Acquisition of AACOA, Inc.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements regarding Tredegar Corporation’s business.  These forward-looking statements are not historical facts, but statements that involve risks and uncertainties.  Actual results could differ materially from those included in or implied by these forward-looking statements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the ability to integrate AACOA’s operations as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the transaction; unforeseen liabilities and claims; and the other factors discussed in the reports Tredegar files with or furnishes to the Securities and Exchange Commission (the “SEC”) from time-to-time, including the risks and important factors set forth in additional detail in “Risk Factors” in Part I, Item 1A of Tredegar’s 2011 Annual Report on Form 10-K filed with the SEC.  Readers are urged to review and consider carefully the disclosures Tredegar makes in its filings with the SEC.  Except as required by applicable law or regulations, Tredegar does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

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